Exhibit 4.45

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN

EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Lease Agreement

for

Areas and Rooms in Building M536 and Building M537

at the Behringwerke site in Marburg

between

Pharmaserv GmbH

Emil-von-Behring-Straße 76, 35041 Marburg, Germany

- hereinafter referred to as the “Lessor” -

and

BioNTech Manufacturing Marburg GmbH

Emil-von-Behring-Straße 76, 35041 Marburg, Germany

- hereinafter referred to as the “Lessee” -

Lessor and Lessee individually also referred to as the “Party”

or jointly as the “Parties”

Preliminary remarks

The Lessee entered into the Lease Agreement for Buildings M537 and M536 (originally concluded between Pharmaserv GmbH & Co. KG and Chiron Behring GmbH & Co. KG) by way of a Takeover Agreement on July 1, 2021, 12:00 a.m. This Lease Agreement shall hereinafter be referred to as the “Old Agreement” and existed between Pharmaserv GmbH as the Lessor and GSK Vaccines GmbH as the Lessee before the takeover by the Lessee. The Old Agreement automatically ends on November 30, 2021, 12:00 a.m. the following day, according to the Takeover Agreement. The Parties have therefore agreed to reorganize the tenancy from December 1, 2021, 12:00 a.m., under this Lease Agreement.

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Taking into account and continuing the aforementioned premises, the Parties agree as follows:

§ 1

Leased Property

(1)

The Lessor, as owner, rents to the Lessee the areas and rooms marked in green in Appendix 1) within building M536 and building M537 at the location Behringwerke, Emil-von-Behring-Straße 76, 35041 Marburg, including the circulation and ancillary areas, insofar as these circulation and ancillary areas are marked “green” instead of “gray” in Appendix 1) (hereinafter referred to as the “Leased Property”).

The technical areas marked in blue may be used by the Lessee free of charge for the installation of the Lessee’s own technical equipment, depending on the space available.

The outer roof areas and facade areas and the outer parts of the building are not part of the lease. The Lessee is entitled to use these roof and facade areas free of charge in agreement with the Lessor, only to the extent that they are required for the realization of the purpose of the lease pursuant to § 2 of this Agreement.

The other parts of the building structure (for example, non-load-bearing walls), fixtures, fittings and equipment (also referred to in this Agreement as “Finishes”) located in building M536 and building M537 are leased to the Lessee and part of the Leased Property only to the extent that they are listed in Appendix 1) or listed as parts of the Leased Property in Appendix 2.1).

If and to the extent that internal parts of the building structure (for example walls), fixtures, fittings and equipment are present on the leased areas/rooms, the leased ancillary areas or circulation areas but are not listed in Appendix 1) or listed in Appendix 2.1), they are not part of the Leased Property, are therefore not owed by the Lessor and are only inserted into the buildings M537 and M536 for a temporary purpose (§95 of the German Civil Code [BGB]). These parts of the internal building structure, fixtures, fittings and equipment have been taken over by the Lessee from the previous tenants. Insofar as no takeover by the Lessee has taken place (for example, because it was not taken into account in corresponding transfer agreements among the previous tenants or with the Lessee or because it was ineffectively transferred), the right to use these parts of the internal building structure, fixtures, fittings and equipment is nevertheless not the subject of this Lease Agreement and is solely a matter between the Lessee and the previous tenants.

In particular, the lease does not include the Finishes that serve pharmaceutical purposes in the Leased Property which have been carried out in the Leased Property by the Lessee and the previous tenants, in particular by GSK Vaccines GmbH.

(2)

In addition to Appendix 2.1), the condition of the Leased Property owed by the Lessor shall also result from Appendix 2.2) (building description of the Leased Property, equipment description of the Leased Property). The condition of the Leased Property set forth in Appendices 1), 2.1) and 2.2) shall merely constitute a description of the Leased Property and not a warranted characteristic.

The Lessee has possessed and used the Leased Property without interruption since July 1, 2021. The Lessee has not reported any defects.

(3)

The following special features are agreed upon with regard to the drainage pipe and wastewater system: drainage pipe (this is the wastewater pipe beginning at the inlet of the floor slab up to the first connection manhole in front of the building) including stormwater pipes (these are the pipes carrying the stormwater away from the roof up to the first connection manhole in front of the building) shall be made available for use, repaired and maintained, serviced and, if necessary, renewed by the Lessor for the duration of the lease in proper and functional condition in accordance with the following provisions, regardless of whether they are part of the Leased Property:

The drainage pipe extending from the floor slab/floor inlet (as shown in the section attached to Appendix 9) marked in red) to the connection to the wastewater disposal system of the Behringwerke Industrial Park shall be refurbished immediately and as soon as possible after the commencement of the lease at the expense of the Lessor in accordance with the refurbishment concept – Appendix 9) – even if this drainage pipe is not part of the Leased Property.

In addition, the wastewater pipes located in the building shall be refurbished by the Lessor at the Lessor’s expense without delay and as soon as possible after the commencement of the lease in accordance with Appendix 9) insofar as they are part of the Leased Property (see Appendix 9)), whereby the wastewater pipes not required by the Lessee shall first be jointly identified, documented by addendum to this Lease Agreement and subsequently professionally plugged. After these pipes have been plugged, they are no longer part of the Leased Property. Claims for damages on the part of the Lessor due to possible damage to the drainage pipe and the stormwater pipes by the Lessee after the commencement of the lease shall remain unaffected by the assignment of duties to the Lessor made in accordance with § 1(3)(1).

(4)

The Lessor shall be entitled to have existing technical building equipment in the Leased Property, insofar as it is part of the Leased Property, in particular fire protection and fault alarm systems, including the infrastructure required for it, to install it, convert and extend it, expand it and operate it and to renew it.

§ 2

Purpose of the lease, orders, requirements, permits

(1)

The Lessor shall provide the Leased Property to the Lessee for the purpose of carrying out pharmaceutical production, together with production-specific ancillary activities, within it with the inclusion of preexisting finishes, fixtures and equipment of the previous tenants and finishes to be carried out by the Lessee itself. The Lessor shall consent to any changes to the Leased Property itself that accompany the finishes made to the Leased Property unless good cause stands in the way of the Lessor’s consent. Good cause in the sense of this provision includes, in particular, effects of the planned changes on statics, fire protection, development, roof or facade of the Leased Property, additional costs threatening the Lessor as a result of the changes, or if the changes are opposed by provisions under public law.

Other uses, in particular the storage, handling or other transfer to the Leased Property of hazardous materials, explosives, foodstuffs, other perishable goods or objects from which a hazard may emanate or the storage, handling or other transfer of which require special structural conditions or equipment of the Leased Property or building which are not described in Appendices 2.1) and 2.2) or which are opposed by provisions of public law, are not included in the purpose of the lease.

If a special use within the agreed purpose of the lease requires special equipment (e.g. floor coverings or air-conditioning equipment) of the Leased Property that goes beyond the building and equipment descriptions pursuant to Appendices 2.1) and 2.2), it shall be the responsibility of the Lessee to provide such equipment at its own expense and to obtain the relevant permits. This shall apply accordingly in the event that changes are made to the Leased Property in the course of any finishes. In all other respects, § 11 (6) of this Lease Agreement shall apply.

(2)

Official orders and requirements as well as necessary permits that are based exclusively on or required due to the general condition and/or location of the Leased Property shall be fulfilled or obtained by the Lessor at its own expense for the entire duration of the lease.

Insofar as official requirements and/or the obtaining/maintenance of official permits are caused by the personal or special operational circumstances of the Lessee or in the special circumstances of its business operations, the measures and costs associated therewith shall be the sole responsibility of the Lessee.

In this respect, the Lessee shall also comply with any official orders and requirements relating to the use of the Leased Property issued during the term of the lease at its own expense, even if they are directed against the Lessee. The Lessor shall provide the Lessee with the necessary and reasonable support in this regard.

(3)	A change of the purpose of use pursuant to subsection (1) above as well as changes of use of any kind requiring an official permit shall require the prior written consent of the Lessor.

The Lessee shall have no claim to such consent. Any declarations of consent by the Lessor shall always, even if this is not repeated in the declaration of consent, be subject to any required official permit, the procurement of which shall be the responsibility of the Lessee at its own expense. Prior to the implementation of the approved changes the Lessee shall demonstrate to the Lessor that either the official permit required for this purpose has been granted in a legally valid manner or that such a permit is not required, and shall comprehensively explain any disruptive impacts of the intended changed use.

(4)

Insofar as official permits required for the use intended by the Lessee are not granted or are not granted to a sufficient extent, this shall not entitle the Lessee to terminate this lease, unless the cause thereof is a deviation of the actual condition of the Leased Property from the agreed condition of the Leased Property.

§ 3

Regulations on value added tax

(1)

In accordance with § 9 of the German Value Added Tax Act, the Lessor has waived the VAT exemption pursuant to § 4 (12) (a) of the German Value Added Tax Act (“UStG”) for the rental of the Leased Property (VAT option). As a result, the Lessee shall pay VAT in the respective statutory amount in addition to the rent, operating costs and advance payments for operating costs.

The Lessee is aware that the Lessor’s VAT option is only permissible under the conditions set out in § 9 (2) UStG.

Wording of § 9 (2) UStG for informational purposes:

“The waiver of tax exemption under subsection (1) is permissible in the case of the creation and transfer of heritable building rights (§ 4 (9) (a)), the renting or leasing of real estate (§ 4 (12) (1) (a)) and the transactions referred to in § 4 (12) (1) (b) and (c) only insofar as the recipient of the service uses or intends to use the real estate exclusively for transactions that do not exclude the deduction of input tax. The entrepreneur must provide evidence of these conditions.”

In view of this, the Parties enter into the following agreements:

(2)	The Lessee agrees to use the Leased Property exclusively for transactions which do not exclude the deduction of input tax by the Lessor.

(3)

Furthermore, the Lessee agrees to provide the Lessor at any time, upon request and without delay, with the documents required to enable the Lessor to comply with its obligations to provide evidence to the tax authorities pursuant to § 9 (2) UStG. In this respect, the Lessor may only require the Lessee to submit those documents and/or declarations that are required of it by the responsible tax authorities. The Lessee shall be entitled to forward the requested documents directly to the tax authorities.

(4)

Should circumstances arise on the part of the Lessee or a subtenant, or be assumed by the tax authorities in the course of an external tax audit, which affect the permissibility of the Lessor’s VAT option, the Lessee shall be obliged to inform the Lessor thereof in written form without delay.

(5)

In the event of a sublease, the Lessee shall be obligated to opt for VAT for the sublease and otherwise to impose the obligations under § 3 (2) to (5) of this Lease Agreement on the subtenant in the sublease agreement in such a way that the Lessor may also derive rights directly against the subtenant under the agreement of the Lessee with the subtenant (agreement in favor of third parties, § 328 of the German Civil Code [BGB]). The Lessee shall be liable to the Lessor for ensuring that the subtenant complies with these obligations.

(6)

Insofar and as long as the tax authorities apply a de minimis limitation with no detrimental effect – also recognized by the tax courts – with regard to the term “exclusive” use for transactions which do not exclude the deduction of input tax, this de minimis limit shall at the same time limit the exclusivity referred to in the above provisions.

(7)

Should the Lessee and/or, in the event of a sublease, the subtenant violate the obligations under § 3 (2) to (6) of this Lease Agreement, the Lessee shall compensate the Lessor for all damages and other disadvantages caused thereby.

(8)

If the precondition for the Lessor’s VAT option under § 3 (1) of this Lease Agreement no longer applies because the Lessee does not use the Leased Property in accordance with the agreement made in § 3 (2) of this Lease Agreement, the Lessor shall no longer be obliged to list VAT separately. In this case, the net base rent owed under this Lease Agreement – without prejudice to any further rights and/or claims of the Lessor – shall be increased as of the date on which the precondition for the VAT option ceased to apply by the amount corresponding to the VAT that would have been payable by the Lessee if the precondition for the VAT option had not ceased to apply. If the Lessor only becomes aware of the absence of the precondition for the VAT option after the fact, the Lessor shall be entitled to correct the invoices issued to date in such a way that the invoiced rent with VAT shown corresponds to the contractually owed rent without VAT shown. Further claims of the Lessor based on a breach of contract by the Lessee shall remain unaffected.

(9)

Claims of the Lessor against the Lessee under § 3 shall become time-barred upon expiration of ten years after termination of the lease. Should the Lessee or the subtenant fail to comply with its duty to provide information pursuant to § 3 (4), the limitation period shall be extended to 15 years for all claims based on circumstances of which the Lessor has not been informed by the Lessee or subtenant in breach of its duty.

§ 4

Lease term

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(3) Tacit extension of the lease pursuant to § 545 BGB is excluded.

§ 5

Uninterrupted possession of the Leased Property, keys

(1)	The Lessee is already in possession of the Leased Property. The Parties confirm that the Lessee’s possession will be maintained uninterrupted.

(2)	The Lessee is also in possession of the necessary keys. With the consent of the Lessor, it is entitled to produce additional keys at its own expense.

All keys shall be handed over by the Lessee to the Lessor after the end of the lease. The Lessee is entitled, in consultation with the Lessor, to install and operate its own locking system for its leased areas at its own expense or to change and expand an existing locking system. The Lessee shall provide the Lessor with access to the leased areas and rooms for the cases agreed in this Lease Agreement. When moving out, the Lessee must restore the Lessor’s locking system to its original condition where possible or provide the changed or extended locking system to the Lessor, whereby the Lessee shall not be entitled to compensation in this case.

§ 6

Rent

(1)

The monthly net base rent (graduated rent) also for the option periods is fixed in Appendix 4) by the Parties and is the result of extensive negotiations between the Lessor and Lessee. A significant reduction in rent was included in these negotiations, as well as the now agreed definition of the Leased Property and the corresponding allocation of maintenance and repair obligations.

(2)	With regard to the net base rent and with regard to all operating costs pursuant to § 8, the Lessee shall also pay VAT at the respective statutory rate, i.e. currently 19%.

(3)

The monthly rent, including the advance payment of operating costs pursuant to § 8, shall be paid to the Lessor in advance, free of charge, no later than on the [***] working day of each month to the account at Volksbank Mittelhessen eG. [***] with the reference [***].

(4)

The Lessee shall only be entitled to set off against payment claims of the Lessor and to exercise a right of retention if its counterclaims are acknowledged or have become established by a final judgment.

§ 7

Rent adjustment

The monthly net base rent shall increase on January 1 of each year by [***] compared to the previous year. This annual increase is already taken into account in the statement of rent in Appendix 4 of the Lease Agreement.

§ 8

Operating costs

(1)

The Lessee shall bear all operating costs in addition to the net base rent. Operating costs are the costs incurred by the Lessor on an ongoing basis as a result of ownership of the property or as a result of the intended use of the Leased Property, the building or the management unit, its facilities and equipment and the land. The operating costs to be borne by the Lessee currently include those pursuant to Appendix 5.1) to this Lease Agreement. The operating costs to be borne by the Lessee also include the operating costs incurred by the Lessor on an ongoing basis as a result of the operation of the Behringwerke site and referred to as “Basic Infrastructure Costs” in Appendix 5.1).

(2)

If public assessments are newly introduced or if new operating costs within the meaning of this Lease Agreement are incurred by the Lessor as a result of the fulfillment of statutory obligations with respect to the Leased Property that have arisen after the conclusion of this Lease Agreement, such costs may be apportioned in accordance with this Lease Agreement, and the advance payment of operating costs may be adjusted accordingly. The adjustment of operating costs specified in Appendix 5.1) as well as the establishment of new operating costs which do not relate to public assessments or the fulfillment of statutory obligations arising after the conclusion of the Lease Agreement with respect to the Leased Property may only be made taking into account the principle of sound financial management. The Lessor shall inform the Lessee of the operating costs without delay.

(3)

Insofar as the Lessor provides services in its own business operations which, in the case of their provision by third parties would have to be borne as part of the operating costs in accordance with this Lease Agreement, the Lessor may charge for such services at an amount which corresponds to appropriate remuneration plus, if applicable, the VAT in force at the time of performance for these services (e.g., if agreed, supply of energy and media to the location at the respective prices, elevator maintenance).

(4)

Unless mandatory provisions to the contrary apply, the operating costs shall be apportioned in accordance with the share of the total area of the building attributable to the Lessee. The settlement period shall be the calendar year. The ratio between the Lessee’s share of the area and the total area of Building M536 and Building M537 agreed only for the purpose of allocating the operating costs is bindingly agreed by the Parties in Appendix 3) to this Lease Agreement.

(5)	The Lessor may change the apportionment scale with future effect in agreement with the Lessee at its reasonable discretion.

(6)

The operating costs referred to as “Basic Infrastructure Costs” in Appendix 5.1) shall be determined in accordance with the agreement made in Appendix 5.1) for the settlement year and shall be apportioned to the Lessee in accordance with the procedures agreed in Appendix 5.1). The Basic Infrastructure Costs shall not be subject to the monthly advance payment of operating costs (Appendix 5.2)), but shall be invoiced separately by the Lessor and reimbursed by the Lessee.

(7)

Insofar as fire protection and fault alarm systems and other technical building equipment required for the operation of the building – with the exception of access control equipment – is located in areas shared with other tenants of Building M536 and/or Building M537 and/or other buildings, these buildings shall form the settlement unit for these types of costs. The tenants shall bear the costs of these facilities in proportion to the areas used exclusively by each of them to the total area of the settlement units M536 and M537 (Appendix 3). The same applies to lightning protection.

(8)	The Lessee shall make monthly advance payments for the operating costs which, insofar as these are not the operating costs designated as “Basic Infrastructure Costs,” shall be determined as follows:

For each calendar year, the Lessor shall estimate in advance a budgeted amount of the operating costs and shall invoice the Lessee 1/12 plus VAT of this amount as an advance operating cost payment in advance on a monthly basis.

(9)

After the end of the settlement period (calendar year), the Lessor shall determine all operating costs incurred during the settlement period as part of the statement of operating costs. The Lessor shall compare the operating costs actually incurred with the advance operating cost payments made by the Lessee and shall notify the Lessee of the result by way of the statement of operating costs.

(10)

Any difference between the advance payment amount and the settlement amount in favor of the Lessor/Lessee shall be settled by the Lessor/Lessee within [***] months after receipt of the statement of account by the Lessee plus the VAT applicable at the time of performance.

(11)

Objections to the statement of account must be asserted by the Lessee in writing with the Lessor within [***] months of receipt thereof. Otherwise, any objections to the correctness of the statement of account shall be excluded, unless the Lessee is not responsible for the delayed assertion, or the Lessor has not expressly pointed out this exclusion period and the consequences of its expiration in the statement of account.

The Lessor shall allow the Lessee to inspect the accounting documents at the Lessor’s business premises during normal business hours at the Lessee’s request and after prior agreement on a date within [***] months after receipt of the statement of account.

(12)	In the event that the Lessee moves out during the settlement period, the apportionment at the next invoice due shall, in case of doubt, be in the ratio of the lease period to the settlement period.

(13)

The advance payment amounts current at the commencement of the Agreement are attached to this Agreement as Appendix 5.2). The Parties agree that Appendix 5.2) shall not be amended and a new Appendix shall not be added to the Agreement in case of a change of the advance payment amounts, but that a mere notification of the change (e.g. in the form of an invoice) by the Lessor shall be sufficient.

(14)

The Lessor shall provide the Lessee with the statement of account no later than the end of the [***] month after the end of the settlement period, after it has received all the documents and information required for the preparation of the statement of operating costs. After expiration of this period (these periods), the assertion of any subsequent claims by the Lessor shall be excluded, unless the Lessor is not responsible for the late assertion.

§ 9

Operator responsibility, liability of the Lessee

(1)	The Lessee shall, at its own expense, create all the conditions for the legally compliant operation of its business in conformity with the law (operator responsibility).

The Lessee shall comply with any requirements imposed by the trade supervisory authority or other bodies at its own expense, insofar as such requirements are specifically related to the Lessee’s business or its activities in the Leased Property, even if they are directed against the Lessor. § 2 (2) of this Lease Agreement shall remain unaffected.

The Lessee shall conduct its business in the Leased Property in accordance with the applicable statutory regulations and in accordance with the requirements of national and international authorities.

(2)

The Lessee shall indemnify the Lessor against all claims asserted by third parties on account of the Lessee’s operator responsibility vis-à-vis the Lessor. § 15 (1) of this Agreement shall remain unaffected.

(3)

The Lessee shall be responsible for any culpable damage to the Leased Property and the building as well as to all facilities and equipment belonging to the building or the premises if and to the extent that the damage was caused by the Lessee or its bodies, employees, subtenants, visitors, suppliers or service providers commissioned by the Lessee, if such persons gained access to the building at the Lessee’s instigation or with its approval. The Lessee shall be responsible for proving that there was no fault or negligence on its part insofar as damage to the Leased Property is concerned.

(4)

If, due to blockage, the leaving open of water taps or similar events, a flood or other damage to the building, objects or third parties, the Lessee shall, insofar as the event was caused in the Leased Property, be responsible for the repair of the damage and the elimination of all consequential damage resulting therefrom. This shall not apply if the damage is attributable to the Lessor or third parties who have entered the Leased Property at the Lessor’s instigation or with its approval.

(5)

Claims for compensation by the Lessor pursuant to § 548 (1) BGB due to contamination of the Leased Property or the building caused by the Lessee or its subtenants or other persons entering or driving onto the Leased Property with the knowledge of the Lessee shall become statute-barred 18 months after the return of the Leased Property. Contamination in the sense of this clause refers to harmful environmental effects and pollution of the soil, buildings, parts of buildings, paved outdoor facilities or groundwater. Contamination in this sense refers, in particular, also to harmful changes to the soil and contaminated sites within the meaning of § 2 (3) and (5) of the German Federal Soil Protection Act (BBodSchG).

§ 10

Warranty, liability of the Lessor

(1)

The Lessee is aware that the Leased Property is located on the premises of an industrial park and that the use of the Leased Property may be impaired in a manner customary for an industrial park, for example by emissions from neighboring users or by work on supply lines, roads and neighboring buildings and properties.

(2)	The Lessor’s strict liability for damages for initial defects is excluded.

(3)	If the Lessor defaults in remedying the defect, the Lessee may remedy the defect itself and demand reimbursement of the expenses required for this purpose.

(4)	The Lessee shall only be entitled to a rent reduction under the condition that a reasonable period of time set by the Lessee for the Lessor to remedy the defect has elapsed unused.

(5)

Claims for damages by the Lessee, unless excluded under this Agreement, including those arising from pre-contractual obligations and tort, may only be asserted if the Lessor has acted culpably. In the event of a breach of non-essential contractual obligations, however, such claims may only be asserted if they are based on intent or gross negligence on the part of the Lessor or its vicarious agents. Material contractual obligations (cardinal obligations) are obligations the fulfillment of which makes the proper execution of the Agreement possible in the first place and the observance of which the Party to the Agreement regularly relies on and may rely on. The Lessor’s liability for damages shall be limited to foreseeable, typical damage. If the Lessor has covered the above typical risk of damage with insurance, liability for damages shall be limited to the sum insured, unless the insurer can invoke its exemption from performance in whole or in part. The sum insured shall at least correspond to the requirements pursuant to § 14 (1).

(6)	All exclusions and limitations of the Lessor’s liability contained in this Agreement shall also apply in favor of the Lessor’s bodies, representatives and vicarious agents.

(7)

All exclusions and limitations of liability of the Lessor, its organs, representatives and vicarious agents contained in this Agreement shall apply neither in the case of intent or in the case of injury to life, body or health.

§ 11

Maintenance, repair and cosmetic repairs, structural and

technical modifications

(1)

In accordance with the negotiations held on November 23, 2021, the Lessor shall only be responsible for the maintenance (including servicing and inspection) and repair of the Leased Property within the limits of its definition pursuant to § 1 of the Lease Agreement, i.e. of the roof and framework (only to the extent described in Appendix 1 and Appendix 2.1), the building shell and the load-bearing components (including windows and exterior doors) and the fixtures, fittings and equipment of the Leased Property described in Appendices 2.1) and 2.2), as well as the drainpipes and stormwater pipes pursuant to § 1 (3) of this Agreement, as well as to maintain and repair the circulation and ancillary areas (marked “gray” in Appendix 1)) and other common technical facilities, installations and areas, including the common area. Major maintenance and repair work to be carried out by the Lessor, i.e. such work as may have a significant effect on the Lessee’s operations, shall be coordinated between the Lessor and the Lessee well in advance. Prior coordination is not required if there is an imminent danger.

(2)

In accordance with the statements in the preliminary remarks of this Lease Agreement, the Lessee shall be entitled at its own expense for the maintenance (including servicing and inspection) and repair of the technical facilities and equipment existing in or on Buildings 536 and 537, insofar as these are not listed in Appendices 2.1) and 2.2) as part of the Leased Property, and shall only be obligated to maintain and repair the same insofar as such obligation arises from the operator responsibility pursuant to § 9 of this Lease Agreement or a risk to the Leased Property or personal injury cannot be ruled out. In particular, all work required by law and/or necessary according to the manufacturer’s specifications to maintain the operational readiness and operational safety of these fittings, facilities and equipment shall be carried out by the Lessee at its expense. The same shall apply in particular to the maintenance (including servicing and inspection) and repair of the installations and conversions, fixtures and equipment carried out by the previous tenants and by the Lessee itself.

(3)	Cosmetic repairs are to be carried out neither by the Lessor nor by the Lessee.

(4)

The Lessor shall give the Lessee written notice of any modernization measures (§ 555 c BGB) to be carried out in the Leased Property with a reasonable period of notice prior to commencement of such measures in the Leased Property. As a rule, the Parties consider a period of three months to be reasonable. The Lessee’s special right of termination in the event of modernization measures (§ 555e (1) BGB) is excluded by mutual agreement.

(5)

The Lessee shall treat with care the sanitary facilities, locks, lighting fixtures, built-in furniture, kitchens, external blinds and thermostats provided by the Lessor, insofar as these exist. Defective light bulbs shall be replaced by the Lessee. The Lessee shall keep the Leased Property free of vermin at its own expense and maintain sanitary facilities and social spaces, insofar as they exist in the Leased Property, in a proper, in particular hygienic, condition at all times and shall clean the leased areas used only by itself (excluding common areas) regularly and shall properly clean the windows at least twice a year.

(6)

With the exception of the extension of the Leased Property permitted within the scope of the purpose of the lease pursuant to § 2 (1) of this Lease Agreement, the Lessee shall be entitled to make structural and/or technical changes to the Leased Property as defined in § 1 of this Lease Agreement itself only with the prior consent of the Lessor, to which the Lessee shall have no claim. To obtain consent on the part of the

Lessor, the Lessee must submit a detailed description of the planned structural change, including all relevant descriptions, a planning diagram and a presentation of the effects of the structural change in terms of permit requirements, insurance requirements, any disruptive environmental impacts such as noise or other emissions and the functioning of the building as a whole. Any declarations of consent by the Lessor shall always be issued, even if this is not repeated in the declaration of consent, subject to any necessary official approval, the procurement of which shall be the responsibility of the Lessee at its own expense. The Lessee shall be liable to the Lessor regardless of fault for any damage occurring during or as a result of the structural change, including effects on other leased areas, and for compliance with building regulations, and shall indemnify the Lessor in full in this respect. This shall also apply if defects or other impairments of the Leased Property or other leased units occur as a result of the structural change. The costs of any structural change, including all planning and permit costs, shall be borne by the Lessee.

All construction and/or technical changes to be made by the Lessee, insofar as they affect the Leased Property itself, must be sufficiently documented in writing, including the type and scope of the changes, prior to implementation of the measure by way of supplementary management.

§ 12

Company signs

(1)

The Lessee may, taking into account the circumstances at the site and after consultation with the Lessor, affix its company name itself at its own expense only on those buildings of which it is the sole user. It shall bear the costs for affixing these signs. If official permits are required for the affixing of these signs, the Lessee shall obtain them and bear the costs incurred thereby. The Lessee shall be responsible for ensuring the safety of the fixtures which it attaches.

(2)

The type, size and location of (display) boxes or boards for internal communication and information that are installed outside the areas used exclusively by the Lessee shall also be coordinated between the Lessee and the Lessor.

(3)

If the removal of the company signs pursuant to subsections (1) or (2) is necessary for work on the site or on the Leased Property, the Lessee shall bear the costs of the removal, storage and reattachment, including any repairs to the fixture necessitated thereby. Upon termination of the lease, the Lessee shall remove the company signs at its own expense and remove at its own expense any damage caused by attaching, operating and removing them.

(4)	If the Lessor erects uniform company signs, the Lessee shall share appropriately in the costs of erecting and maintaining such signs.

§ 13

Technical building equipment, supply and disposal

(1)

The Leased Property shall have a technical connection for the supply of electrical power, drinking water and data communication to the currently existing supply and disposal facilities of the site. The Lessee shall itself and at its own expense ensure the supply of the Leased Property with the energy and media required for its use by concluding separate energy supply contracts with the Lessor or with third parties. The Lessee shall itself provide for the adequate heating of the Leased Property. If increased connection capacities or connections for other energy or media are required in addition to the connection available at the commencement of the lease, the Parties shall enter into discussions on this matter; the Lessee shall have no claim to the establishment of increased connection capacities or further connections.

Wastewater disposal is not the subject of this Lease Agreement and is therefore not owed by the Lessor under this Lease Agreement, but is governed by the Wastewater Agreement between the Lessor and the Lessee dated March 25/April 12, 2021 (Appendix 8), as amended.

(2)

The Lessee shall use the supply and disposal lines installed in the Leased Property, e.g. for electricity, gas, nitrogen, compressed air and water/wastewater, only to the extent that no overloads occur.

The Lessee may cover any additional demand by extending the lines and necessary technical equipment at its own expense after prior written consent of the Lessor, which may only be refused for good cause.

(3)

If, as a result of a legally mandatory conversion of a type of energy supply, it is necessary to convert equipment or installations, parts of installations and ancillary equipment belonging to the Lessee, the costs of converting these equipment and installations, parts of installations and ancillary equipment shall be borne by the Lessee. Any claims for compensation on the part of the Lessee as well as claims for a reduction of the rent shall be excluded in this case.

(4)

Prior to setting up shelves, heavy machinery, apparatuses and safes in the Leased Property, the Lessee shall inquire with the Lessor about the permissible load limits of the floor and the floor ceilings and obtain the Lessor’s prior written consent. The Lessee shall be liable for any damage caused by non-compliance with these provisions; any liability on the part of the Lessor shall be excluded. If machinery causes disturbances or other detrimental effects on the building, vibrations, cracks, etc., the Lessor may revoke the permission granted or impose subsequent conditions. The Lessor shall also not be liable for the suitability of the Leased Property for the installation or connection of equipment.

§ 14

Insurance

(1)

From the time of handover, the Lessor shall maintain all-risk property insurance, including fire insurance for the building, as well as liability insurance with a minimum coverage of €10 million. The costs of these insurance policies form – if applicable, on a pro rata basis – part of the operating costs pursuant to § 8 of this Agreement.

(2)

The Lessee shall be obliged to take out, at its own expense, liability insurance providing coverage for damage to rented property with a minimum sum insured of €10 million from the commencement of the lease, as well as all insurance policies required for operation pursuant to § 2 of this Agreement. Global insurance policies or policies that provide for a deductible on the part of the Lessee fulfill this requirement.

In the event of an increase in the insured risk, the Lessee shall extend its insurance coverage without being requested to do so.

(3)

All insurance policies shall be maintained during the term of the lease, either through a continuation of the respective insurance policy or by taking out new comparable insurance policies. The sole decisive factor is that insurance coverage must exist for the entire term.

(4)

Upon request of the other Party, each Party shall submit certificates of the insurance policies it is required to take out, showing the amount of the deductible, and shall provide proof of premium payment on request at any time.

(5)

Each Party agrees to draw the other Party’s attention without delay to any lacking or insufficient general or special insurance coverage which it has identified. This shall apply in particular to circumstances which have or may have the effect of changing or increasing the risk, in particular in the case of installations, structural measures or changes of use.

(6)

The Lessee shall notify the insurer and the Lessor immediately of any case of damage and shall ensure that the site of the damage – wherever possible and reasonable – remains unchanged prior to inspection by the insurer. Notwithstanding the foregoing, the Parties shall be obligated to take such measures as are necessary to mitigate the damage or to reduce consequential damages. The Parties shall carry out these measures in coordination with each other and with the respective insurer.

§ 15

Termination of the lease, obligation to surrender,

restoration of the original condition

(1)

Upon termination of the lease, the Lessee shall return the Leased Property in accordance with the provisions of this Agreement and otherwise in a broom-clean condition and free of substances that are likely to cause hazards, significant disadvantages or significant nuisances within the meaning of § 3 of the German Federal Emissions Control Act for individuals or the general public (hereinafter collectively referred to as “Contamination”), insofar as they were caused by the Lessee.

If there is Contamination of the Leased Property or of fixtures, fittings and equipment that are not part of the lease, the Lessee shall indemnify the Lessor in full, even during the term of the lease, if a claim is made against the Lessor for investigation, remediation or other measures relating to the Contamination, as well as against any claims by third parties in connection with such Contamination. However, this shall only apply insofar as the Lessor proves that the contamination of the Leased Property was caused by the Lessee after the commencement of this contractual relationship. This proof of causation by the Lessor shall not be required with respect to the fixtures, fittings and equipment that are not part of the lease, in particular those taken over by the Lessee from the previous tenants.

(2)	In accordance with the statements in the preliminary remarks of this Lease Agreement, the Lessee shall be obligated upon termination of the lease to

•

to remove all fittings, installations and equipment located in the Leased Property, unless these are identified as part of the Leased Property in Appendices 2.1) and 2.2) to the Lease Agreement, including their connections to the Leased Property, in a professional manner at its own expense, even if these fittings, installations and equipment were not introduced to the Leased Property by the Lessee and regardless of whether this was done before or during the lease established by this Lease Agreement. The Parties clarify that the underground pipes as defined in § 1 (3) of this Lease Agreement and stormwater pipes may remain in the Leased Property.

•

to restore the Leased Property to the structural condition as set forth in Appendix 1) and Appendices 2.1) and 2.2), even if the structural or technical changes have not been made by the Lessee and regardless of whether this was done before or during the lease established by this Lease Agreement; and

•	to remove its movable inventory at its own expense unless the Lessor has waived this in writing in an addendum to this Lease Agreement.

(4)

If the Lessee fails to comply with its obligation to return the Leased Property in due time pursuant to subsection (1), it shall pay to the Lessor, on the basis of a daily settlement per day of the delayed return, 1/30 of the last monthly net base rent paid, plus 1/30 of the last monthly advance payment of operating costs paid, plus the statutory VAT applicable at the time of performance. The assertion of further damages by the Lessor remains reserved.

(5)	The Parties shall prepare a written handover report on the return of the Leased Property.

(6)

The Lessor agrees to reimburse the Lessee in the event that the Lease Agreement is terminated at the end of December 31, 2031 for the documented costs for measures pursuant to § 15 (2) of this Lease Agreement up to an amount of € [***] (in words [***] euros) (“Reimbursement Amount”). In the event that the Lease Agreement is terminated at the end of December 31, 2036 or at the end of December 31, 2041, the maximum Reimbursement Amount in both cases shall be € [***] (in words: [***] euros).

§ 16

Force majeure

Insofar and as long as a Party is prevented from fulfilling its contractual obligations for reasons of force majeure, it shall be released from such fulfillment. It shall immediately notify the other Party of the circumstances of force majeure and endeavor to remedy such circumstances. To the extent necessary and possible, the Parties shall agree on necessary adjustment measures. The Parties clarify that force majeure shall be understood to mean an extraordinary event of external origin, unforeseeable and uncontrollable, which cannot be prevented or averted even by the utmost care, e.g. lightning, earthquake, war, warlike conditions, floods etc.

§ 17

Confidentiality

(1)

The Parties mutually agree to keep confidential any information they receive in connection with the conclusion of this Lease Agreement and its performance, including the economic framework conditions and the provisions of this Lease Agreement as well as any business and trade secrets that may become known. This means that corresponding information may not be disclosed to third parties without the prior written consent of the other Party.

Excluded from this is the disclosure of information to third parties engaged by one Party for the performance of the Agreement, but only to the extent that it is absolutely necessary for such performance.

However, it is a prerequisite that such third parties (e.g. lawyers, tax consultants, brokers, experts, tradespeople etc.) are in turn obliged to maintain confidentiality.

The above duty of confidentiality shall apply for a period of up to [***] years after termination of the lease.

(2)

Excluded from the duty of confidentiality pursuant to subsection (1) shall be such information which the Parties have already received prior to the conclusion of the lease, regardless of its performance, or such information which may be obtained by one of the Parties from generally accessible sources without either of the Parties having brought this about by violating the duty of confidentiality.

The duty of confidentiality shall not apply if one of the Parties discloses the information necessary for this purpose on the basis of a statutory or official order or in legal proceedings in order to safeguard its legitimate interests.

§ 18

Collateral

(1)

In order to secure all claims of the Lessor against the Lessee arising from this Lease Agreement, the Lessee shall, within 2 months of signing this Agreement, provide on first demand a directly enforceable guarantee of a bank licensed to do business in accordance with the attached sample (Appendix 7) for an amount corresponding to 3 times the monthly base rent at the beginning of the lease, plus advance payment of operating costs at the beginning of the lease, plus VAT.

(2)

If the Lessee fails to provide a proper lease guarantee within the agreed period, after setting a reasonable grace period, the Lessor shall be entitled to terminate the lease without notice for good cause.

(3)

The guarantee shall be returned by the Lessor to the Lessee at the end of 6 months after the termination of the lease, unless the Lessor asserts claims from the lease secured by the guarantee against the Lessee or the guarantor.

§ 19

Subletting, transfer of use

and partial transfer

(1)

The Lessee shall only be entitled to transfer the use of the Leased Property to a third party, and in particular to sublet it, with the Lessor’s prior written consent. The Lessor shall refuse its consent only for good cause. Good cause within the meaning of this provision shall be deemed to exist, in particular, if the provisions of § 3 of this Agreement are violated or if the third party is in a competitive relationship with the Lessor with its services. The Lessor now agrees to subletting to affiliated companies pursuant to § 15 of the German Stock Corporation Act (AktG).

(2)	In the event of the transfer of use to a third party, the Lessee shall be liable for the latter as its vicarious agent.

§ 20

Consideration/prevention of hazards

(1)

The Parties agree that the above provisions are only practicable if they take consideration of the respective interests of the other Party, with the involvement of the other companies on site, and agree in particular to find mutually agreeable solutions to problems which cannot be foreseen and regulated in detail by a contract.

(2)

This shall apply, in particular, to measures which the Parties carry out on their own responsibility and at their own expense in accordance with the provisions of this Agreement and to official and other requirements which can only be met by way of mutual agreement.

(3)

In case of imminent danger, the Lessee shall comply with the instructions of the plant security provider and the plant fire department. It shall also impose this obligation on the personnel employed by it and on third parties commissioned by it.

(4)

The placement and storage of objects of any kind (boxes, goods, etc.) outside the Leased Property, in particular in shared circulation routes, is not permitted. If, in exceptional cases, the Lessor grants its consent to such storage, the Lessee shall nevertheless be liable for any damage resulting therefrom.

(5)

Packaging material or similar waste resulting from commercial activities may not be disposed of in the general household waste containers, but must be disposed of in the supply facilities designated for this purpose by the Lessor.

(6)

The Lessee shall comply with the parking regulations (Appendix 6), ensure that its employees and visitors comply with the parking regulations and support the Lessor in enforcing the parking regulations to the best of its ability.

§ 21

Completeness, written form

(1)

This Agreement contains all agreements of the Parties. No additional agreements, ancillary agreements and assurances exist. If, contrary to the preceding sentence, additional agreements, ancillary agreements or assurances do exist, they are hereby revoked.

(2)

Amendments and supplements to this Agreement and its Appendices as well as all declarations of intent under this Agreement must be made in writing to be effective. This shall also apply in the event of an amendment to this written form clause.

(3)

The Parties are aware of the statutory written form requirement for lease agreements with a term longer than one year (§§ 550 (1), 126 (1) and (2) in conjunction with § 578 (2) (1) (1) BGB). They therefore mutually agree, upon mutual request of the other Party, to perform all acts and make all declarations necessary to comply with the statutory written form requirement. This provision shall apply not only to the execution of the main Lease Agreement and its Appendices, but also to all ancillary agreements, addenda, amendments or supplements. It shall not bind a subsequent purchaser of the property on which the Leased Property is located; § 566 (1) BGB shall be excluded to this extent.

(4)	The Agreement shall be executed in duplicate; each Party shall receive one copy.

§ 22

Other provisions

(1)

The Lessor, its agents, experts and interested parties may enter the Leased Property during business hours, after due notice and taking into account the legitimate interests of the Lessee, for the purpose of inspecting its condition, leasing it to a subsequent tenant, sale or otherwise for good cause.

Insofar as regulatory requirements (such as GMP regulations) apply to parts of the Leased Property, entry shall only be permitted in compliance with such requirements, insofar as the Lessee has provided timely and comprehensive information about the specific requirements and the necessary measures.

In case of imminent danger, they shall be permitted access at any time of the day or night. In this case, the Lessee shall provide the appropriate means of access and, if the Lessee is not present, shall deposit keys in a quickly accessible location known to the Lessor.

In addition, the Lessor and its agents shall be entitled to enter the Leased Property at any time of day or night in coordination with the Lessee (coordination documented, for example, by issuing an access authorization card) in order to access energy rooms, communication nodes, main and floor telephone exchanges, main and floor fire alarm exchanges, battery system rooms and electro-acoustic systems (ELA) including the infrastructure required for this purpose as well as other rooms serving the supply of the Leased Property.

(2)

The Lessee shall be responsible for ensuring traffic safety within the Leased Property. The Lessee shall be responsible for ensuring safety within the leased areas used exclusively by it as well as the technical areas, insofar as these are also used exclusively by the Lessee.

Insofar as technical areas are used by both the Lessee and the Lessor (§ 1 (1) of the Lease Agreement), both Parties shall be equally liable for traffic safety and shall be jointly and severally liable to third parties in the event of a breach of the traffic safety obligation.

(3)	All Appendices form an integral part of this Lease Agreement.

(4)

As of the date of its entry into force, this Lease Agreement shall replace all existing oral and/or written agreements between the Parties concerning the transfer of the Leased Property described in more detail in § 1 of this Lease Agreement. The Old Lease existing between the Parties dated July 1, 2021 shall have ended as agreed with effect from the end of November 30, 2021, 12:00 a.m. the following day. No return of the Leased Property to the Lessor, even for a limited period of time, has taken place, as the Lessee continues to use the Leased Property without interruption.

(5)	This Agreement is independent of any other lease agreements existing between the Parties.

(6)	The Wastewater Agreement between the Lessor and the Lessee dated March 25/April 12, 2021 is an integral part of this Lease Agreement and is attached to this Agreement as Appendix 8).

(7)	The law of the Federal Republic of Germany shall apply to this Agreement and the lease governed by it. Insofar as translations are made of this Agreement, the German version shall be controlling.

(8)	Marburg/Lahn is agreed as the place of jurisdiction for all disputes arising from this Agreement.

(9)

Should any provision of this Agreement or any future newly included provision be invalid or unenforceable in whole or in part or lose its validity or enforceability at a later date, or should a gap be found in this Agreement, this shall not affect the validity of the remaining provisions. In place of the invalid or unenforceable provisions or to fill the gap, an appropriate provision shall be agreed in due form which, to the extent legally permissible, shall come as close as possible to what the Parties intended or would have intended according to the meaning and purpose of the Agreement if they had considered the point in question.

(10)

The Lessor assumes no liability for any complete or partial competitive overlaps between the business operations of the Lessee and those of other tenants which exist or which will arise in the future. No protection against competition is granted.

(11)	The Appendices to this Agreement are:

Appendix 1)	List of leased areas

Appendix 2.1)	List of fixtures, installations and equipment, facilities

Appendix 2.2)	Building description of the Leased Property, equipment description of the Leased Property

Appendix 3)	Lessee’s share of total area of Building
M536 and Building M537 in m²

Appendix 4)	Monthly net base rent

Appendix 5.1)	Operating costs

Appendix 5.2)	Advance payment of operating costs

Appendix 6)	General Entry and Parking Regulations

Appendix 7)	Sample lease guarantee

Appendix 8)	Wastewater Agreement dated March 25/April 12, 2021 including
Addendum No.1 dated December 14, 2021

Appendix 9)	Refurbishment of wastewater pipes

Marburg, 19/01/2022	Marburg, 19/01/2022

Pharmaserv GmbH	BioNTech Manufacturing Marburg
GmbH

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Appendix 1)

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Appendix 7)

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APPENDIX 8

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Appendix 1 to the Wastewater Agreement (BioNTech)

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Appendix 1 to the Wastewater Agreement (BioNTech)

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Appendix 1 to the Wastewater Agreement (BioNTech)

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Appendix 3 to the Wastewater Agreement with BioNTech

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Appendix 3 to the Wastewater Agreement with BioNTech

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Appendix 1 to the Wastewater Agreement (BioNTech) – Addendum 1

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